SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2006 (January 27, 2006)

PRIVATE BUSINESS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027

(Address of principal executive offices)

615-221-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On January 31, 2006, Private Business, Inc. (“PBiz”) completed its acquisition of all of the capital stock of Goldleaf Technologies, Inc. (“Goldleaf”) pursuant to a Stock Purchase Agreement dated January 23, 2006 (the “Purchase Agreement”).  PBiz previously disclosed its execution of the Purchase Agreement in a Current Report on Form 8-K filed on January 24, 2006.  Goldleaf is based in Brentwood, Tennessee and is a market leader in web-based ACH and remote deposit solutions serving over 2,500 financial institutions in the United States and Latin America.  Goldleaf’s unaudited revenues for the year ended December 31, 2005 were in excess of $10.0 million.  PBiz plans to obtain an audit of Goldleaf’s financial statements and will file those financials as an amendment to this Form 8-K within 71 days as permitted by Item 9.01 of Form 8-K.

          PBiz purchased all of the Goldleaf capital stock from Colonial Bank, N.A., BING, LP, Carl Brasser, Paul McCulloch, Fred Macciocchi, D. Bryan Ansley, Keith McCeney, Donmark McCulloch, Ed Kelley, Cathy Isaacs, David F. Anderson, Bruce Krajewski, MLPS7F FBO Paul McCulloch IRA, John Yanacek and David Peterson.  The consideration paid to these entities and individuals consisted of total cash consideration of $16.8 million and PBiz common stock valued at $354,043.

          Prior to the acquisition of Goldleaf pursuant to the Purchase Agreement, there were no material relationships between PBiz, on the one hand, and Goldleaf or its shareholders, on the other hand.

          Upon the closing of the acquisition of Goldleaf, Paul McCulloch became an Executive Vice President of PBiz and the President of the Goldleaf division.  His employment agreement has an evergreen term of two years. Mr. McCulloch received a signing bonus of $1,500,000, payable in the form of $500,000 in cash and two unsecured promissory notes, one in the original principal amount of $850,000 due June 15, 2006 and the other in the original principal amount of $150,000 due April 30, 2007.  Both notes bear interest at the prime rate and mature in one balloon payment of principal and all accrued interest on the due date.  Mr. McCulloch will receive a base salary of $250,000 per year and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs, provided that he will not be required to pay the premiums for such benefits.  On January 23, 2006, as an inducement to him to enter into his employment agreement, PBiz granted Mr. McCulloch options to purchase 900,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day.  If PBiz terminates Mr. McCulloch’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. McCulloch (at its regular pay intervals) the amount of his then current base salary for two years, and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs, without charge for premiums.

          Upon the closing of the acquisition of Goldleaf, Bruce Krajewski became the Senior Vice President of Sales of the Goldleaf division.  His employment agreement has an evergreen term of six months.  Mr. Krajewski received a signing bonus of $132,500.  He will receive a base salary of

$157,500 per year (plus sales commissions) and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs.  On January 23, 2006, as an inducement to him to enter into his employment agreement, PBiz granted him options to purchase 250,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day. If PBiz terminates Mr. Krajewski’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. Krajewski (at its regular pay intervals) the amount of his then current base salary for six months (plus an amount equal to his total sales commissions for the previous 12 months, divided by two), and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs.

          Upon the closing of the acquisition of Goldleaf, David Peterson became the Senior Vice President of the Goldleaf division.  His employment agreement has an evergreen term of six months. Mr. Peterson received a signing bonus of $171,500.  He will receive a base salary of $200,000 per year and will be entitled to participate in PBiz’s executive bonus plan and to participate in all PBiz retirement, life and health insurance, disability and other similar benefit plans or programs, provided that he will not be required to pay the premiums for such benefits. On January 23, 2006, as an inducement to him to enter into his employment agreement, PBiz granted him options to purchase 250,000 shares of common stock at an exercise price of $1.33 per share, the closing price of PBiz’s common stock on the Nasdaq Small Cap Market on the previous trading day.  If PBiz terminates Mr. Peterson’s employment without cause, or if he terminates his employment for Good Reason (as defined), PBiz will pay Mr. Peterson (at its regular pay intervals) the amount of his then current base salary for six months, and continue to permit him to participate in all retirement, life and health insurance, disability and other similar benefit plans or programs, without charge for premiums.

          The foregoing description of the Purchase Agreement and the acquisition of Goldleaf does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by PBiz on January 24, 2006, and incorporated herein by reference.

          A copy of the January 31, 2006 press release relating to this announcement is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

          Under the Purchase Agreement, in connection with the closing of the acquisition of Goldleaf, PBiz issued shares of its common stock as follows: (a) 118,495 shares of PBiz common stock valued at $1.30 per share ($154,043 in total) to an IRA for Paul McCulloch, Goldleaf’s CEO and President, and (b) 153,847 shares of PBiz common stock valued at $1.30 per share ($200,000 in total) to Carl Brasser, Goldleaf’s Chairman.

          The shares were issued without registration under the Securities Act, in reliance on the private offering exemption provided by Section 4(2) thereof.  In relying on the exemption from registration provided by Section 4(2), PBiz relied on representations from each of Mr. McCulloch and Mr. Brasser that, among other things, each was an accredited investor as defined under

Rule 501(a) of Regulation D under the Securities Act; that each was acquiring the securities for his own account and not for distribution or resale to others; and that the securities would bear a legend to the effect that the shares had not been registered under the Securities Act or any state securities laws and referring to the applicable restrictions on transferability and sale.

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

          David Y. Howe resigned from PBiz’s Board of Directors on January 27, 2006.  Mr. Howe’s resignation was not the result of any disagreement with PBiz on any matter relating to PBiz’s operations, policies or practices.

          On January 31, 2006, PBiz’s Board of Directors appointed John D. Schneider, Jr. to serve as a member of PBiz’s Board of Directors.  He will serve on the board until the next annual meeting of the shareholders or until removed by other actions as allowed by PBiz’s bylaws.  Initially Mr. Schneider will not serve on any board committees.

          There are no arrangements or understandings between Mr. Schneider and any other person with respect to his appointment to PBiz’s Board of Directors.

          A copy of the February 2, 2006 press release relating to these announcements is included as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Number	Exhibit

	99.1	Press Release dated January 31, 2006.

	99.2	Press Release dated February 2, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.

	By:	/s/ Michael Berman

	Name:	Michael Berman
	Title:	General Counsel and Secretary
Date: February 2, 2006

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